Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

On December 20, 2013, Abraxas completed the sale of the majority of the Company’s interest in the Wycross area Eagle Ford formation properties ("Wycross Properties") for net proceeds of $71.4 million after accounting for all fees and purchase price adjustments. The assets sold consist of approximately 1,200 net acres, 3.7 million barrels of proved reserves, (2.8 million barrels of oil, 3.0 billion cubic feet of gas and 0.5 million barrels of NGLs), based on the Company's June 30, 2013 internal reserve report. The Company plans to use the proceeds from this sale to immediately pay down the Company’s bank line, before being ultimately redeployed into additional operated lease blocks in the Eagle Ford and Bakken. The effective date of the sale was December 1, 2013.

The following Unaudited Pro Forma Condensed Consolidated balance sheet as of September 30, 2013, has been prepared assuming the divestiture of the Wycross Properties was consummated on September 30, 2013. The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013, have been prepared assuming the divestiture of the Wycross Properties was consummated on January 1, 2012. These Unaudited Pro Forma Condensed financial statements should be read in conjunction with the notes thereto, and the Consolidated Financial Statements and notes thereto of Abraxas Petroleum Corporation filed with the Company’s Form 10-K for the year ended December 31, 2012 and Form 10-Q for the nine months ended September 30, 2013.

The Unaudited Pro Forma Financial Information is not indicative of the financial position or results of operations of Abraxas Petroleum Corporation which would actually have occurred if the transactions had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal oil and gas production declines, changes in prices of oil and gas, future acquisitions and other factors.

Abraxas Petroleum Corporation
Unaudited Pro-Forma Condensed Consolidated Balance Sheets
(in thousands)

	As of September 30, 2013
	Historical	Pro-Forma Adjustments		Pro-Forma
Assets
Current assets:
Cash and cash equivalents	$4,985	$—		$4,985
Accounts receivable, net	37,851	—		37,851
Derivative asset – current	735	—		735
Other current assets	652	—		652
Total current assets	44,223	—		44,223

Property and equipment:
Oil and gas properties, full cost method of accounting:
Proved	579,365	(31,067)	(1)	548,298
Unproved properties excluded from depletion	3,976	—		3,976
Other property and equipment	38,858	—		38,858
Total	622,199	(31,067)		591,132
Less accumulated depreciation, depletion, and amortization	(412,544)	—		(412,544)
Total property and equipment – net	209,655	(31,067)		178,588

Deferred financing fees, net	2,477	—		2,477
Derivative asset – long-term	489	—		489
Other assets	391	—		391
Total assets	$257,235	$(31,067)		$226,168

See notes to unaudited pro forma condensed consolidated financial statements.

Abraxas Petroleum Corporation
Unaudited Pro-Forma Condensed Consolidated Balance Sheets (continued)
(in thousands, except per share data)

	As of September 30, 2013
	Historical	Pro-Forma Adjustments		Pro-Forma
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$40,750	$—		$40,750
Oil and gas production payable	27,964	—		27,964
Accrued interest	67	—		67
Other accrued expenses	2,161	—		2,161
Derivative liability – current	3,784	—		3,784
Current maturities of long-term debt	2,113	—		2,113
Total current liabilities	76,839	—		76,839

Long-term debt, excluding current maturities	108,495	(71,436)	(2)	37,059

Derivative liability – long-term	2,022	—		2,022
Other liabilities	57	—		57
Future site restoration	10,214	—		10,214
Total liabilities	197,627	(71,436)		126,191

Stockholders’ Equity
Preferred stock, par value $0.01 per share, authorized 1,000,000 shares; -0- issued and outstanding	—	—		—
Common stock, par value $0.01 per share, authorized 200,000,000 shares; 92,799,762 issued and outstanding	928	—		928
Additional paid-in capital	252,703	—		252,703
Accumulated deficit	(193,605)	40,369	(3)	(153,236)
Accumulated other comprehensive (loss)	(418)	—		(418)
Total stockholders’ equity	59,608	40,369		99,977
Total liabilities and stockholders’ equity	$257,235	$(31,067)		$226,168

See notes to unaudited pro forma condensed consolidated financial statements.

Abraxas Petroleum Corporation
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Year Ended December 31, 2012
	Historical	Pro-Forma Adjustments		Pro-Forma
Revenue:
Oil and gas production revenues	$68,499	$(823)	(1)	$67,676
Other	74	—		74
	68,573	(823)		67,750
Operating costs and expenses:
Lease operating expenses	24,806	(111)	(1)	24,695
Production taxes	6,613	(39)	(1)	6,574
Depreciation, depletion, and amortization	23,016	(877)	(1)	22,139
Impairment	19,774	—		19,774
General and administrative	10,712	—		10,712
	84,921	(1,027)		83,894
Operating loss	(16,348)	204		(16,144)

Other (income) expense:
Interest income	(4)	—		(4)
Interest expense	5,520	(2,265)	(2)	3,255
Amortization of deferred financing fees	937	—		937
Loss (gain) on derivative contracts - Realized	459	—		459
Loss (gain) on derivative contracts - Unrealized	(2,669)	—		(2,669)
Equity in income of joint venture	(2,207)	1,373	(3)	(834)
Other	97	—		97
	2,133	(892)		1,241
Net loss before income tax	(18,481)	1,096		(17,385)
Income tax expense	310	—		310
Net loss	$(18,791)	$1,096		$(17,695)

Net loss per common share – basic	$(0.20)	$—		$(0.19)
Net loss per common share – diluted	$(0.20)	$—		$(0.19)

Weighted average shares outstanding - basic	91,914	—		91,914
Weighted average shares outstanding - diluted	91,914	—		91,914

See notes to unaudited pro forma condensed consolidated financial statements.

Abraxas Petroleum Corporation
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Nine Months Ended September 30, 2013
	Historical	Pro-Forma Adjustments		Pro-Forma
Revenue:
Oil and gas production revenues	$71,733	$(12,088)	(1)	$59,645
Other	52	—		52
	71,785	(12,088)		59,697
Operating costs and expenses:
Lease operating expenses	18,097	(494)	(1)	17,603
Production taxes	6,475	(694)	(1)	5,781
Depreciation, depletion, and amortization	19,545	(1,106)	(1)	18,439
Impairment	2,135	—		2,135
General and administrative	7,737	—		7,737
	53,989	(2,294)		51,695
Operating income	17,796	(9,794)		8,002

Other (income) expense:
Interest income	(2))	—		(2)
Interest expense	3,577	(1,699)	(2)	1,878
Amortization of deferred financing fees	1,020	—		1,020
Loss (gain) on derivative contracts - Realized	3,832	—		3,832
Loss (gain) on derivative contracts - Unrealized	(2,374)	—		(2,374)
Other	5	—		5
	6,058	(1,699)		4,359
Net income before income tax	11,738	(8,095)		3,643
Income tax expense	87	—		87
Net income	$11,651	$(8,095)		$3,556

Net income per common share – basic	$0.13	$—		$0.04
Net income per common share – diluted	$0.12	$—		$0.04

Weighted average shares outstanding - basic	92,435	—		92,435
Weighted average shares outstanding - diluted	93,375	—		93,375

See notes to unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet:

The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the transactions had occurred as of September 30, 2013.

(1)	To reflect allocated cost of properties sold.

(2)	To reduce long-term debt for net cash proceeds from the property sales.

(3)	To adjust accumulated deficit for gain recognition

Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations:

The Unaudited Pro Forma Statements of Operations are presented as if the transactions had occurred as of the beginning of the period presented.

(1)
To adjust oil and gas production revenues, lease operating and production taxes and depreciation, depletion and amortization as if the transactions had been completed as of the beginning of the period.

(2)	To adjust interest expense, giving effect to pay-down of the Company’s long-term debt, at the stated interest rates of the associated debt.

(3)	To adjust earnings from equity method investment for income related to the properties sold that were held in the joint venture through August 2012.

The Company estimates that the costs of completing this transaction were approximately $150,000, and estimated income taxes of approximately $570,000.